NOTE EXTENSION AGREEMENT

THIS NOTE EXTENSION AGREEMENT ("Agreement"), dated April 23, 2020, and effective as of March 31, 2020, is made by and among BEST BUDS FUNDING, LLC ("Best Buds"), as lender, and each of Marimed, Inc. ("Marimed"), Mari Holdings MD LLC ("MHM"), and Marimed Advisors, Inc. ("MAI" and, collectively with Marimed and MHM, the "Marimed Companies"), as the borrower parties.

1. It is acknowledged and agreed that there is outstanding:

    a. a secured commercial promissory note, dated as of March 20, 2019, in the principal amount of $6,000,000 (the "2019 Note") made by Marimed, Inc. ("Marimed"), to the order of Best Buds Funding, LLC ("Best Buds"), with accrued and unpaid interest of $845,000 through April 20, 2020 (based on non-default rate thereunder), and an original maturity date of December 31, 2019, which was extended through March 31, 2020 by the previous agreement of Marimed and Best Buds;

    b. a secured commercial promissory note, dated as of September 17, 2018, in the principal amount of $3,000,000 (the "2018 Note") made by MAI to the order of Best Buds, with accrued and unpaid interest of $30,000 through April 17, 2020 (representing the most recent interest payment due and based on extension rate thereunder), and an original maturity date of March 17, 2020, subject to extension through September 17, 2020; and

    c. $900,000 ("Other Owed Amounts"), representing amounts owed under the terms of the "agreement" entered into by Best Buds and Marimed concurrently with the 2019 Note and the related Seed Sale Agreement transaction of same date.

2. It is acknowledged and agreed that the obligations under the 2018 Note are guaranteed under a guaranty agreement delivered by MHM ("Guaranty Agreement"), and secured by a first priority security interest through a security agreement delivered by one or more of the Marimed Companies ("Security Agreement") and a deed in trust ("Hagerstown Deed of Trust") in the property owned by MHM and located in Election District No. 17 in Washington County Maryland and more specifically described in Exhibit "A" to the Hagerstown Deed of Trust (the "Hagerstown Property"), a copy of which is attached hereto as Exhibit 1.

3. The Marimed Companies acknowledge and agree that but for the entry into this Agreement, an Event of Default would exist with respect to the 2018 Note and 2019 Note under the terms thereof and with respect to the Other Owed Amounts under the applicable agreements governing same. It is the parties intent by this Agreement to extend the maturity and due date of the foregoing obligations resulting in no existence of an Event of Default upon execution of this Agreement and consummation of the transactions contemplated hereby.

4. In consideration of the terms and provisions set forth in this Agreement (including the additional security interest granted hereby), the parties hereby agree that:

   a. the maturity date of the 2018 Note is hereby extended to December 31, 2020;
   b. the maturity date of the 2019 Note is hereby extended to September 30, 2020; and
   c. the Other Amounts Owed shall be converted into principal under a new convertible note with a maturity date of June 30, 2020, as set forth in Section 6, below (these actions and extensions, being collectively referred to as the "Extension").

   Upon reaching the maturity dates, the applicable obligations shall be immediately due and payable to Best Buds by the Marimed Companies. Best Buds hereby reserves any and all rights it has a creditor and as same are prescribed under the terms of the 2018 Note, 2019 Note, the 2020 Note (as defined in Section 6, below), Guaranty Agreement, Security Agreement, the Seed Sale Agreement and related agreements and applicable law. Nothing contained herein shall be deemed a waiver of any rights Best Buds has under or with respect to same.

5. The 2018 Note shall remain outstanding and continue to bear interest under its terms, including any additional or increased interest prescribed by the Notes in the event of an extension or pursuant to any prior extension agreement between the borrower and maker thereof. Interest under the 2018 shall remain payable monthly as prescribed thereby.

6. The 2019 Note and all principal and interest due thereunder through the date of this Agreement shall be converted on the date of this Agreement into a UCC mezzanine loan and evidenced by the form of promissory note attached hereto as Exhibit 2 ("Mezzanine Note" and, together with the 2018 Note, the "Notes"). The Mezzanine Note shall bear interest at 10% per annum provided interest is timely paid monthly on or prior to the 15th of each month, or at the annual rate of 15% if interest is not paid by the 15th of each month or such amounts are otherwise accrued through maturity date of the Mezzanine Note (September 30, 2020).

7. Upon execution of this Agreement, all of the Other Owed Amounts shall become evidenced by a convertible promissory note in the form of Exhibit 3 hereto (the "2020 Note"). The 2020 Note shall bear interest at 12% per annum and shall have a maturity date of June 30, 2020. On the maturity date, all principal and interest shall be immediately due and payable to Best Buds by the Marimed Companies, provided, that, at the option of either party, 50% of principal on the 2020 Note and accrued and unpaid interest thereon may be repaid through conversion of same into shares of the common stock of Marimed at a per share conversion price equal to the average closing price of the Marimed common stock as reported on the OTCBB for the 20 consecutive trading days prior to the maturity date of the 2020 Note (the "Initial Conversion Shares"). In consideration of the acceptance of the 2020 Note, Marimed shall pay Best Buds a fee of $50,000 on or before April 30, 2020.

8. In consideration of the Extension, the Marimed Companies hereby grant to Best Buds, with respect to the Mezzanine Note and 2020 Note, an additional first priority security interest in the Hagerstown Property and acknowledge and agree that the 2018 Note, Mezzanine Note and 2020 Note are and shall be deemed cross-collateralized by same and under the Hagerstown Deed of Trust. It is understood and agreed by the parties that the security interest in the Hagerstown Property with respect to each of the Notes is shared by and equal among same. The Marimed Companies agree that Best Buds shall be entitled to take all reasonable actions, including as the Marimed Companies' proxy and attorney in fact, to sign all amendments, UCC filings, and other documents necessary to record and perfect Best Buds security interests granted previously or under this Agreement. The Marimed Companies agree to provide all requested assistance to Best Buds with respect to such filings.

9. In further consideration of the Extension, and with respect to each of the Notes, the Marimed Companies hereby grant to Best Buds, a first priority security interest in the property owned by MHM and located at 2061 Generals Highway Annapolis, MD 21401 (the "Annapolis Property"). Marimed shall cause its counsel to deliver a deed of trust for the Annapolis Property ("Annapolis Deed of Trust") to Best Buds in form and substance reasonably satisfactory to Best Buds within five business days of the date of this Agreement. None of the Marimed Companies shall grant any other security interest, including any senior or junior security interest, in the Annapolis Property without the prior consent of Best Buds. Notwithstanding the foregoing, in the event Marimed is able to secure mortgage financing on the property, Best Buds will release its security interest in the Annapolis Property upon deliver to Best Buds of collateral having equivalent collateral value, as reasonably determined by Best Buds.

10. The Guaranty and Security Agreement are each hereby deemed immediately amended in all necessary respects to include the Mezzanine Note and 2020 Note as secured obligations thereunder, and to include both the Hagerstown Property and Annapolis Property as collateral thereunder, and as necessary to provide full effect to the intent and provisions of this Agreement. The Security Agreement is hereby deemed further amended (or a separate security interest otherwise hereby granted) to include all fixtures, improvements and equipment located in the Hagerstown Property and Annapolis Property and used in or necessary for the businesses currently operated in such locations.

11. In further consideration of the Extension, the Security Agreement is hereby deemed further amended (or a separate security interest otherwise hereby granted) to include in the definition of collateral thereunder, and Best Buds is otherwise hereby granted a first priority security interest in, the items listed below and has delivered to Best Buds a stock pledge agreement with respect to same, a copy of which is annexed hereto as Exhibit 4:

    a. All equity owned by the Marimed Companies in Chooze Corp.

    b. All equity owned by the Marimed Companies in Terrace Inc.

    c. All equity owned by the Marimed Companies in CVP Worldwide LLC.

12. If any of the Notes are not paid on or prior to their respective maturity dates as established by this Agreement, and all principal and interest accrued and due thereunder are not fully repaid on or prior to such maturity date, Best Buds shall immediately and automatically thereafter have the right, exercisable in its sole discretion, to convert all or a portion of the principal and interest owed to Best Buds under all of the Notes, at any time, and from time to time, through September 30, 2021, into shares of the common stock of Marimed at a conversion price equal to the average closing price of a share of common stock of Marimed as reported by the principal market on which such common stock trades or is quoted for the 20 consecutive trading days prior to the date of conversion. Upon any such conversion, Marimed shall use its commercially reasonable best efforts to register, at its expense, such stock (and any Initial Conversion Shares then owned by Best Buds or its designees or transferees) for resale under the Securities Act of 1933 (and have the related registration statement declared effective by the SEC) within 90 days of the date of such conversion and use commercially reasonable efforts to maintain such effectiveness for a period of two years. Notwithstanding the foregoing, nothing herein shall be deemed to extend the maturity date of the Notes beyond September 30, 2020. The registration statement may be on form S-3 or S-1, as applicable. In the event Marimed files on form S-1 to fulfill its obligations under hereunder, it reserves the right to replace such registration with a form S-3 prior to or following effectiveness of the original filing; provided that it shall use its commercially reasonable efforts to have same declared effective promptly.

13. If the Notes and all principal and interest accrued and due thereunder are not fully repaid on or prior to September 30, 2020, Best Buds shall immediately and automatically thereafter have the right, exercisable in its sole discretion, to appoint up to two persons as observers to attend any and all board of directors meeting(s) of the Marimed Companies (and all meetings of any and all committees thereof). Any such designee shall be required to execute the same agreements and shall be subject to the same policies as the then-directors of Marimed with respect to market standstills and insider trading policies.

14. Best Buds is hereby authorized, empowered and directed by the Marimed Companies to file all necessary UCC financing statements and such other filings as it reasonably deemed necessary in all applicable justifications to evidence the security interests granted hereby and under the other agreements and documents entered into or delivered in connection herewith.

15. The grant of any additional security interest hereunder shall not terminate, diminish or modify in any respect any security interest or collateral rights Best Buds may have in any other asset of the Marimed Companies, including any rights with respect to the Seed Supply Agreement (and related purchase orders and proceeds thereunder) granted to it in connection with the Notes. For purposes of clarity, the Mezzanine Note shall be afforded rights to all collateral and rights that secured repayment of the obligations under the 2019 Note.

16. Any breach of this Agreement by any of the Marimed Companies (including any failure to make payments under the 2018 Note, Mezzanine Note or 2020 Note as and when due) shall immediately and effectively terminate the agreement by Best Buds hereunder to forbear exercise of its rights and remedies under the Notes and other obligations set forth herein and all such obligations shall become immediately due and payable; provided, that in cases of nonpayment breaches, Marimed shall have ten (10) days from receipt of notice from Best Buds (which may be by email to Robert Fireman, or overnight letter to Marimed's principal offices as listed on its most current SEC filings) to cure such breach.

17. Marimed shall pay to Best Buds, concurrently with the execution of this Agreement, a fee of $25,000, in reimbursement of Best Bud's counsel's fees in connection with this Agreement and the negotiation, drafting and delivery of same and related transactions.

18. The Marimed Companies hereby jointly and severally represent to Best Buds that:

    a. Each of the Marimed Companies has full corporate or company authority to enter into and deliver this agreement and the other agreements and document contemplated hereby and no further action is required by it in connection herewith or therewith.

    b. This Agreement and the other agreements, deeds, amendments and documents contemplated hereby (the "Transaction Documents") has been duly executed by each of the Marimed Companies that is party thereto and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of each of the applicable Marimed Companies, enforceable against each such person in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles that may limit the rights to obtain equitable relief.

    c. The execution, delivery and performance by the Marimed Companies of each of the Transaction Documents, and the consummation by them of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of such entity's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of any such entity, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, securities purchase agreement, debt or other instrument (evidencing any indebtedness of such person or otherwise) or other understanding to which any such entity is a party or by which any property or asset of any such entity is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such entity is subject (including federal and state

securities laws and regulations), or by which any property or asset of such entity is bound or affected.

d. Nothing herein shall impair or limit the continuation of the liens and security interests previously granted to Best Buds under any of the this Agreement, 2018 Note, Mezzanine Note, the Seed Supply Agreement (and related agreements entered into with respect thereto), the Security Agreement, the Guaranty, the Hagerstown Deed of Trust, the Annapolis Deed of Trust and the other agreements referenced herein, which liens are continued in full force and effect pursuant to and as provided therein and herein.

e. The Hagerstown Property has no mortgages or other liens thereon or security interest granted therein except those granted to Best Buds and mechanics liens in an aggregate amount not in excess of $400,000.

f. The Annapolis Property has no mortgages or other liens thereon or security interest granted therein.

g. No consent of any third party or stockholders is required for any of the Marimed Companies to enter into this Agreement or perform their respective obligations hereunder and to grant the security interests and other rights prescribed hereby.

19. It is hereby jointly affirmed by the Marimed Companies that (a) all outstanding principal and interest under the 2018 Note and 2019 Note and the Other Amounts Owed were due and payable on or prior to March 31, 2020, (b) the Subject Agreements are legal, valid, binding and enforceable against the applicable Marimed Companies party thereto in accordance with their respective terms, , subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles that may limit the rights to obtain equitable relief, (c) the terms of the Subject Agreements remain unchanged, except as modified pursuant written agreement by the parties, including this Agreement, and (d) giving effect to this Agreement, Best Buds has valid, enforceable and perfected security interests in and liens on the Hagerstown Property and Annapolis Property and other collateral prescribed by the Subject Agreements to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever.

20. The Marimed Companies hereby covenant that they shall not take any action that would compromise any of the collateral securing or which will secure the obligations under the Notes.

21. In further consideration of Best Buds execution of this Agreement, each of the Marimed Companies, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys hereby forever, fully, unconditionally and irrevocably waive and release Best Buds and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, members, managers, employees, attorneys and

agents (collectively, the "Releasees") from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by Best Buds or any other Releasee with respect to the Notes or any other Transaction Document (collectively, the "Claims"). Each of the Marimed Companies further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Claim.

22. This Agreement shall be governed by the laws of the State of New York without regard to conflicts of law provisions. Each of the Marimed Companies waives trial by jury and consent to confer personal jurisdiction on Courts of the State of New York, County of New York, or the Federal Court, Southern District of New York.

23. Notwithstanding the foregoing, nothing contained herein shall be deemed a waiver of any rights under any Subject Agreement and Best Buds reserves all rights and remedies available to it under equity and law. A default under this Agreement or the 2018 Note, Mezzanine Note or the 2020 Note (subject to cure within any period prescribed thereby) shall be deemed a cross-default across and with respect to all of such obligations.

24. Notices. All notices, requests, consents and other communications under this Note must be in writing and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed as follows:

If to Best Buds:
c/o BLDG Management
417 Fifth Ave., Suite 400
New York, NY 10016
Attn.: Lloyd Goldman

If to the Marimed Companies:
c/o MariMed, Inc.
10 Oceana Way
Norwood, MA 02062
Attn.: Jon Levine, Chief Financial Officer

with a copy to (which will not constitute notice to the Marimed Companies):

Kurzman Eisenberg Corbin & Lever, LLP
One North Broadway, 12th Floor
White Plains, NY 10601
Attention: Kenneth S. Rose, Esq.
Email: krose@kelaw.com

and
Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attention: Brian L. Ross, Esq.
Email: bross@graubard.com

The undersigned parties each hereby executes this Agreement as evidence of its agreements to the foregoing as of the date indicated above:

BEST BUDS FUNDING LLC

By: ________________________

MARIMED, INC.

By: ________________________

MARI HOLDINGS MD LLC

By: ________________________

MARIMED ADVISORS, INC.

By: ________________________

Notarization for Marimed, Inc., Mari Holdings MD LLC and Marimed Advisors, Inc. signature:

STATE OF MASSACHUSETTS)
: ss.:
COUNTY OF MIDDLESEX)

On the day of April in the year 2020 before me, the undersigned, personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____
Notary Public